Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm and to the inclusion of information contained in our report dated as of January 1, 2013, included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-195503) of Pyramid Delaware Merger Subsidiary, Inc. and the proxy statement/prospectus to which the Registration Statement relates. We also hereby consent to the reference to our firm under the caption “Experts” in such Registration Statement.

PRESSLER PETROLEUM CONSULTANTS, INC.

Firm Registration No. 7807

By:	/s/ Townes G. Pressler
Name: Townes G. Pressler
Title: President
Date: June 13, 2014